UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2011

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant’s telephone number, including area code: (713) 499-6200

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

U.S. Concrete, Inc. ( the “Company”) will hold its 2012 Annual Meeting of Stockholders on Tuesday, May 8, 2012 at 9:00 a.m. Eastern Time, at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey, 07663.

The Company’s bylaws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting.  The procedure provides that stockholders must submit proposals to the Company in writing containing certain information specified in the Company’s bylaws no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the Company’s preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the Company first publicly announce the date of such meeting.

Based on the date set for the Company’s 2012 Annual Meeting of Stockholders, May 8, 2012, under these bylaw provisions, the Company must receive stockholder proposals for its 2012 Annual Meeting of Stockholders no earlier than the close of business on January 9, 2012 and no later than the close of business on February 8, 2012.  Stockholders must deliver the proposals to Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: December 19, 2011	By: /s/ William J. Sandbrook
Name: William J. Sandbrook
Title: President and Chief Executive Officer